PURCHASE AGREEMENT


     THIS PURCHASE AGREEMENT (the "Agreement") is made and entered into as of this 28th day of December, 1998 (the "Effective Date") by and among WORDCRUNCHER INTERNET TECHNOLOGIES, INC. ("WCTI"), hereinafter sometimes referred to as the "Purchaser," and JEFFREY B. PETERSEN ("Petersen"), hereinafter sometimes referred to as the "Seller."


                             RECITALS
                             --------


A. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all of Seller's rights, titles, licenses, and interests in and to certain intellectual property and products described on Exhibit "A" attached hereto and by this reference made a part hereof, hereinafter referred to as the "Subject Property."

B. Purchaser and Seller desire hereby to set forth all of their agreements and understandings relative to the purchase and sale of the Subject Property.


                            AGREEMENT
                            ---------


      NOW, THEREFORE, for the consideration hereinafter stated, the mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Purchase and Sale. Subject to the terms and conditions herein contained, Seller hereby sells to Purchaser, and Purchaser hereby purchases from Seller, all of Seller's rights, titles, licenses, and interests in and to the Subject Property. In addition to the Subject Property, and as additional consideration for the purchase price payable hereunder, Petersen hereby agrees to dedicate one hundred fifty (150) hours of consulting services to WCTI for purposes of integrating the Subject Property into the WCTI system and such other consulting services as may be required by WCTI, which consulting services shall be rendered in the manner and at the times determined by WCTI in its reasonable discretion.

     2. Purchase Price. The purchase price for the Subject Property is as follows:
           (a) the amount of ten thousand dollars ($10,000.00) paid to Petersen upon execution of this Agreement, the receipt of which is hereby acknowledged by Petersen;

           (b) the amount of five thousand dollars ($5,000.00) payable to Petersen within thirty (30) calendar days from the date of this Agreement;

           (c) certain shares of WCTI restricted common stock (rounded to the nearest whole share) equal in value to thirty five thousand dollars ($35,000.00) as determined by the price quoted for said shares on the NASDAQ Electronic Bulletin Board Exchange at the end of the business day next preceding the Effective Date of this Agreement, which shares of restricted WCTI common stock shall be delivered to Petersen as soon as practicable after execution of this Agreement.

      3. Representations and Warranties of Seller. Seller hereby represents that it owns the Subject Property without limitation, liens or encumbrances, and that Seller has the right to sell the Subject Property to Purchaser in the manner and for the purposes contemplated herein.

      4. Sales or Transfers of the Subject Property. Except as stated below in this paragraph, WCTI shall have the exclusive right to own, use, transfer, sell and/or otherwise deal with the Subject Property. Accordingly, all sales, licenses, transfers and use of the Subject Property must be approved in advance and in writing by WCTI before the same shall be binding or effective, which approval shall not be unreasonably withheld. Petersen may refer potential purchasers or users of the Subject Property to WCTI. Should WCTI, in its sole discretion, elect to proceed to closing any such transaction referred to it by Petersen, the parties hereto shall negotiate in good faith a referral commission or fee to be paid to Petersen for such services. WCTI acknowledges that Petersen has previously sold a search engine with some similar functionality to that of the Subject Property to another company not specifically in competition with WCTI. WCTI further acknowledges that consistent with the terms of that sale, WCTI is prohibited from using the Subject Property in the development of any telephone directory related software.

     5. Access to Source Code. Purchaser hereby grants to Seller conditional access to the source code applicable to the Subject Property; provided, however, that Seller shall not make any changes, modifications, or additions to the source code without first having obtained the written consent of an authorized officer of Purchaser to do so. Any violation of the foregoing, at the discretion of the Purchaser, shall result in denial of any future access to the source code applicable to the Subject Property and shall constitute a material breach of this Agreement.

     6. Cooperation. The parties hereto agree to cooperate fully and in good faith to effectuate the transfer of the Subject Property to Purchaser and to effectuate the purposes and intents set forth in this Agreement.

     7. Notices. Any written notices or other communications permitted or required hereunder shall be deemed delivered upon actual hand delivery or three (3) days after the same are placed in the U. S. Mail, postage prepaid, and addressed as follows:

                  If to Purchaser:

                  WordCruncher Internet Technologies, Inc.
                  50 West Canyon Crest Road
                  Alpine, Utah 84004
                  Attention: President

                  If to Petersen:

                  Jeffrey B. Petersen
                  875 East 1150 North
                  Pleasant Grove, Utah 84062


 Any party may change its address by notifying the other parties hereto in the manner provided herein.

     8. Binding Agreement. This Agreement supercedes all previous agreements and understanding, whether written or oral, between or among the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns.

     9. Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties relative to the subject matter hereof, and the same shall not be modified, added to, or amended in any respect without such modification, addition, or amendment being in writing and executed by all parties hereto.

     10. Assignment. No party hereto shall have the right to assign or otherwise transfer this Agreement or any right or obligation hereunder without having received the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld. Any assignment or other transfer of this Agreement or of any of the rights or obligations herein contained in violation of this paragraph shall not be effective and shall constitute a default hereunder by the offending party. Notwithstanding the foregoing, nothing in this paragraph 10 shall in any way restrict WCTI, as owner of the Subject Property, from dealing with the Subject Property in any manner in which it determines, in its sole discretion.

     11. Enforcement. In the event it is necessary for any party hereto to bring legal action to enforce any provision hereof, such party shall have all rights and remedies available in law and equity against the defaulting party or parties. In addition, the defaulting party or parties shall be liable for and shall pay all costs, expenses, and fees, including attorneys' fees, incurred by the non-defaulting party in enforcing this Agreement against such defaulting party or parties.

     12. Governing Law. This Agreement is made and entered into in the State of Utah and shall be governed and construed in accordance with the laws of said State.

    IN WITNESS WHEREOF, the parties hereto have executed or caused these presents to be executed by their duly authorized officer as of the Effective Date first above written.


                              WORDCRUNCHER INTERNET
                              TECHNOLOGIES, INC.



                                    By: /s/ Kenneth W. Bell
                                       ---------------------------------

                                    Name: Kenneth W. Bell
                                    Title: Sr. V.P. & CFO


                                          /s/ Jeffrey B. Peterson
                                       ----------------------------------
                                          JEFFREY B. PETERSEN




























                           EXHIBIT "A"


               DESCRIPTION OF THE SUBJECT PROPERTY